Exhibit 4.44.4

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

JOINDER DEED ISSUED BY THE CORPORATE ENTITIES NAMED “THE BANK OF NEW YORK MELLON” AND “CEMEX ESPAÑA, S.A.”

NUMBER NINE HUNDRED SIXTY EIGHT

In the city of Madrid, my residence as of the twelfth day of May two thousand ten.

Before me, RAFAEL MONJO CARRIO, Notary of Madrid and its Illustrious College.

APPEARED

MR. JUAN PERLAZA, of British nationality, with majority of age, with domicile located at and for purposes of this deed located at Calle José Abascal, 45 in Madrid, bearer of valid Passport Number 300919078.

MR. FRANCISCO JAVIER GARCÍA RUIZ DE MORALES, with majority of age, with domicile in Madrid located at, and for purposes of this deed, calle Hernández de Tejada, number l; bearer of National Identity Document number 9.772.997-K.

LEGAL PERSONALITY

The first one, in the name and on behalf of THE BANK OF NEW YORK MELLON (hereinafter referred to as the “Bank”), entity incorporated in accordance with the laws of the State of

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

New York (United States of America), with its corporate domicile located at One Wall Street, New York, N.Y. 10286, United States of America, and furthermore, acting on behalf of and for the benefit of the holders of the Senior Secured Notes in the amount of one thousand sixty seven million six hundred sixty five thousand United States Dollars (US$1,067,665,000), at an interest rate of 9,25%, due 2020 and redeemable at the beginning of the fifth anniversary of their initial issuance, and in the amount of one hundred fifteen million three hundred forty six thousand Euros (€115,346,000), at an interest rate of 8,875%, due 2017 and redeemable at the beginning of the fourth anniversary of their initial issuance, both securities issued in accordance with an Indenture governed under the laws of the State of New York, issued as of May 12th, 2010 by and between among others, CEMEX España, S.A., Luxembourg Branch, a branch created under the laws of Luxembourg, as issuer and The Bank of New York Mellon, as trustee (hereinafter referred, together with its amendments or novations the “Indenture”).

Exercising the current power of attorney, issued by a Notary Public of the State of New York Mr. Danny Lee, dated as of May 12, 2010, copy of which has been delivered to me, and whose original has been duly apostilled in accordance with The Hague Convention of October 5, 1961, and attached hereto.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

The second one, in the name and on behalf of the corporate entity CEMEX ESPAÑA, S.A., entity governed in accordance with the laws of Spain (in the past known as Compañía Valenciana de Cementos Pórtland, S.A.), and its corporate domicile in Madrid is located at calle Hernández de Tejada, number 1, whose corporate purpose, among others, is the manufacture, commercialization and distribution of all kinds of sacks, bags and similar articles, made of paper or any other materials, suitable for cement packaging, etc.

It was incorporated with un-definitive term by means of a deed authorized by a Notary Public, in the city of Valencia, Mr. Juan Bautista Roch Contelles, dated as of April 30, 1917, duly adapted to the current legislation by means of a deed authorized by a Notary Public, in the city of Valencia, Mr. Antonio Soto Bisquert, dated as of July 13, 1990; the incorporation of the Company was RECORDED in the Commercial Registry of Valencia in Volume 122, Book 28 regarding corporations, third section, first inscription; and the adaptation was recorded in such Registry in Volume 2854, Book 10, general section, page V2533, inscription 165; furthermore, the bylaws of the Company were restated by means of another public deed number 6796 authorized by a Notary Public in Madrid, Mr. Antonio Francés y de Mateo, dated as of August 12, 1993, that caused the inscription number 200th.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

The Company changed its corporate domicile to the current domicile by means of public deed number 1,489 authorized by a Notary Public in Valencia, Mr. Antonio Soto Bisquert, dated as of June 29, 1995, and recorded in the Registry of Commerce of Madrid, Volume 9743 and 9744, section 8th, Book of Corporations, pages 1 and 166, sheet number M-156542 inscriptions first and second.

The corporate domicile was changed by resolutions adopted by the General Shareholders Meeting held as of June twenty-four, two thousand two, which were officially formalized before me, the same date, under public deed number 662, causing the inscription number 122º.

The Company is the bearer of C.I.F. number: A46004214.

Exercising his corporate authority by means of a power of attorney issued before me as of July twenty seven two thousand nine, under public deed number 2013.

In accordance with the provisions of article 98 of the Law 24/2001, and further to the Resolution issued by the Director General in charge of Public Registries and Notary Publics dated as of April 12, 2002, I hereby attest that to my knowledge, such individuals have sufficient corporate authority to execute this public deed in accordance with the terms set forth herein.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

Such individuals have, in accordance with my knowledge, sufficient legal capacity and legal standing to issue this Joinder Deed and, for such purposes, said individuals on behalf of the companies which they represent and for all legal purposes, make the following:

STATEMENTS

I. That, in accordance with a contract issued by means of a public deed number 4599 dated as of September 29, 2009 (hereinafter referred to as “Pledge Deed”), CEMEX, S.A.B. de C.V., New Sunward Holding B.V. and Sunward Acquisitions N.V. (the later one absorbed by New Sunward Holding B.V. as of October 23, 2009) constituted pledge rights (hereinafter referred to as the “Pledges”) over their shares of stock of the company CEMEX España, S.A.

II. That, given the improvement in the conditions of the financial markets, it allows Cemex to issue notes to be issued among other things to reduce its debt with financial creditors that are part of the Creditors Agreement (as such term is defined in the Pledge Deed), CEMEX, S.A.B. de C.V. has requested such financial creditors to make some amendments to the Creditors Agreement for the purpose of increasing the flexibility of the CEMEX Group to issue notes and to apply the proceeds obtained by such issuances. Such amendments were approved by said financial creditors,

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

and as of December 1, 2009 it was executed an amendment novation agreement that does not extinguish the Creditors Agreement. As a result of such amendments, it is stated that the creditors of the CEMEX Group, by virtue of the issuance of the notes such as the Indenture, shall be considered as Creditors of the Additional Notes Creditors) and, as a consequence, shall be considered as Secured Parties further to the terms of the Creditors Agreement and the Pledge Deed, and shall be entitled to obtain the benefits of the Pledges, by means of a joinder of the Pledge Deed in accordance with Clause 16 of the Pledge Deed.

III. That, in accordance with Clause 16 of the Pledge Deed, the Secured Parties in which benefit the Guaranty Agent acted, among them the Bank, in its capacity of trustee for the holders of notes issued under the Indenture, may join the Pledge Deed and ratify the contents of such deed, accepting the constituted Pledges in their favor as a guaranty of the corresponding Secured Obligations, my means of appearing before a Notary Public in Madrid, Mr. Rafael Monjo Carrio.

Such joinder agreements shall be formalized by means of a joinder deed, all of which without need of a new consent by the pledgor or the pledgees, since their consent were granted in accordance with the Creditors Agreement (as such agreement was novated dated as of December 1, 2009) and the terms of the Pledge Deed.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

IV. That the Bank hereby expressly state that the joinder agreement referred to in the foregoing statements is formalized as an execution instrument of the rights granted to the Bank in accordance with the Pledge Deed, in order for the payment obligations related to the Indenture be guaranteed by a first priority pledge interest over the Shares (as such term is defined in the Pledge Deed), concurrently with the remaining Pledges.

V. That in accordance with the foregoing, the Bank intends to issue this Joinder Deed (hereinafter referred to as the “Deed”) in accordance with the following

CLAUSES

FIRST.- JOINDER AGREEMENT TO THE PLEDGE DEED.

By means of this Deed, the Bank hereby joins, ratify and approve the terms and conditions of the Pledge Deed, issued before me as of September 29, 2009, and recorded under deed number 4599 in Section A of my Registrar Book, whose entire content the Bank hereby states to know, and such joinder agreement has full value and legal effects, accepting that the payment obligations related to the Indenture be guaranteed by the first priority pledge over the Shares (as such term is defined in the Pledge Deed) concurrently with the remaining Pledges.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

The Bank hereby REQUEST the undersigned Notary Public, to NOTIFY this Joinder Agreement to WILMINGTON TRUST (LONDON) LIMITED, with domicile located at 6 Broad Street Place, London EC2M 7JH (attention Elaine K. Lockhart), in its capacity of Guaranty Agent, and the undersigned Notary hereby accept such request.

CEMEX España, S.A. hereby appears to this act for the purpose of notifying itself of the contents of such joinder agreement.

SECOND. - GOVERNING LAW AND JURISDICTION.

2.1 This Deed is governed by the laws of Spain.

2.2 The parties hereto expressly submit themselves to the jurisdiction of the Courts and Tribunals sitting in the capital city of Madrid, to resolve any and all claims related to the enforceability, interpretation, compliance and execution of this Deed.

TREATMENT OF INFORMATION.- The parties hereto accept the incorporation of information and the copy of the identification documents to the files of this Notary with the purposes of rendering the notarial activity and to effect notification of information in accordance with the Law of Public Administrations (Ley de las Administraciones Públicas) and, as the case may be, to the Notary Public that succeeds the undersigned Notary in this city. The parties may exercise their rights of access, rectification, cancelation and opposition before the undersigned Notary.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

I hereby attest and issue this deed.

And I, the Notary, HEREBY ATTEST:

a.- That I identify the individuals appearing before me by the identification documents described above, which were shown to me.

b.- That on my own judgment, the individuals appearing before me have the capacity and have legal standing to issue this deed.

c.- That the execution of this deed is lawful, and its execution derives to the free will of the individuals appearing before me, which were informed of its contents.

d.- That I read this deed to the individuals appearing before me, and were previously notified of their right to read the deed by themselves, and such individuals stated to be aware of its contents, and hereby give thier consent, all of the foregoing in accordance with article 193 of the Notary Regulations.

e.- That this public instrument is being issued in seven pages of stamp paper for exclusive use of notarial documents, Series 9L, numbers 1690562, 1690563, 1690564, 1690565, 1690566, 1690567, all of them, I the undersigned Notary hereby attest.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

Signatures of the appearing individuals follow: Signed: RAFAEL MONJO CARRIÓ. Seal of approval.

NOTARIAL PROCEEDING: Made by the undersigned, RAFAEL MONJO CARRIO, for purposes of attesting:

That as of May fourteen two thousand ten, it was delivered to me by the interested party, copy of the power of attorney duly legalized, issued by a Notary Public of New York, Mr. Danny Lee, dated as of May twelve, two thousand ten, which in accordance of my judgment, the legal representative has sufficient authority to execute this public deed.

And having nothing else to attest, I hereby authorize the deed in this page, I, the Notary, hereby attest.

Signature: RAFAEL MONJO CARRIÓ. Signed and sealed.

DELIVERY PROCEEDING.-Prepared by the undersigned Notary as of May seventeen, for purposes of ATTESTING THE FOLLOWING:

That by means of certified mail, addressed to WILMINGTON TRUST (LONDON) LIMITED”, PHOTOCOPY, in accordance with the provisions of CLAUSE FIRST of this deed, and such delivery was made under postal receipt number RR 38 557 363 7 ES. Photocopy of such receipt is attached hereto. I, the Notary, hereby attest the entire content of such delivery proceeding, and attached hereto at the end of this deed.

Signature: /s/ RAFAEL MONJO CARRIÓ. Signed and sealed.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

Notes regarding the issuance of copies follow.

NOTARIAL PROCEEDING.- Made by the undersigned, RAFAEL MONJO CARRIÓ, Notary of MADRID to attest, that as of twenty of may, two thousand ten, in order to know the status of the delivery to WILMINGTON TRUST (LONDON) LIMITED, made as of May seventeen, 2010, I hereby connect myself using one of my computers to the website named www.correos.es, and I hereby confirm that such notice has been delivered to the addressee as of May 19 of the current year, and I hereby attach to this deed the printout of such inquiries.

Of all the contents of this notarial proceeding, I hereby issue this certification under one page of stamped paper for exclusive use of notarial documents, Series 9U, number 6020138, which I, The Notary, hereby attest.

Signature: /s/ RAFAEL MONJO CARRIÓ. Signed and sealed.

Signatures of the appearing individuals are printed.

Signature: /s/ RAFAEL MONJO CARRIÓ. Signed. The Seal of the Notary appears.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

1.	Country: United States of America

This public document

2.	has been signed by Norman Goodman

3.	acting in the capacity of County Clerk

4.	bears the seal/stamp of the county of New York

Certified

5.	At New York, New York 6. the 12th day of May 2010

7.	by Secretary of State, State of New York

8.	No. NYC-10759739B

9.	Seal/Stamp 10. Signature

/s/ Lorraine Corés-Vázquez Lorraine Corés-Vázquez Secretary of State

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO. - NOTARY PUBLIC OF MADRID]

POWER OF ATTORNEY	PODER ESPECIAL

Mr. Patrick Tadie and Mr. Kevin Cremin acting in the name and on behalf of The Bank of New York Mellon (a corporation duly organized and existing under the laws of the State of New York, with corporate domicile at One Wall Street, New York, N.Y. 10286, U.S.A., and with an I.R.S. employer identification number 13-5160382) (the “Grantor”), grants a special power of attorney, as broad and sufficient as is required by law, in favour of Mr. Juan Perlaza, of legal age, of British nationality, domiciled for these purposes at Calle José Abascal 45, Madrid and bearer of passport number 300919078, currently in force (hereinafter, the “Attorney”), so that he may, in the name and on behalf of the Grantor, acting on behalf and for the benefit of:

D. Patrick Tadie y D. Kevin Cremin, actuando en nombre y representación de The Bank of New York Mellon (una sociedad debidamente constituida con arreglo a las leyes del estado de Nueva York, con domicilio en One Wall Street, New York, N.Y. 10286, (U.S.A.) y con número de I.R.S. 13-5160382) (el “Poderdante”), confiere poder especial, tan amplio y bastante como en derecho sea menester, en favor de D. Juan Perlaza, mayor de edad, de nacionalidad británica, con domicilio profesional en Calle José Abascal 45, titular de pasaporte número 300919078 en vigor; (en lo sucesivo, el “Apoderado”), para que pueda, en nombre y representación del Poderdante, que a su vez actúa en representación y beneficio de:

- the holders of the 9.25% U.S. Dollar-Denominated Senior Secured Notes Due 2020 (the “USD Notes”) referred to below (the “USD Noteholders”); and

-        los tenedores de Bonos Senior Garantizados 9,25% con fecha de vencimiento en 2020 y denominados en dólares estadounidenses (9.25% U.S. Dollar-Denominated Senior Secured Notes Due 2020) (los “Bonos USD”) a los que se hace referencia mas adelante (los “Bonistas USD”); y de

-        the holders of the 8.875% Euro-Denominated Senior Secured Notes Due 2017 (the “EUR Notes” and, together with the USD Notes, the “Notes”) referred to below (the “EUR Noteholders” and, together with the USD Noteholders, the “Noteholders”),

-        los tenedores de Bonos Senior Garantizados 8,875% con fecha de vencimiento en 2017 y denominados en euros (8.875% Euro-Denominated Senior Secured Notes Due 2017) (los “Bonos EUR” y, junto con los Bonos USD, los “Bonos”) a los que se hace referencia más adelante (los “Bonistas EUR” y, junto con los Bonistas USD, los “Bonistas”), all the Noteholders by virtue of an indenture entered into by, among others, CEMEX España, S.A., Luxembourg Branch, as issuer (the “Issuer”), if applicable CEMEX España, S.A., CEMEX, S.A.B. de C.V. (the “Company”), CEMEX México, S.A. de C.V. and New Sunward Holding B.V., as guarantors (the “Note Guarantors”) and the Grantor, as trustee and paying agent, dated as of 12 May, 2010, by means of which the Issuer issued a maximum of US$ 2,203,795,000 aggregate principal amount of USD Notes and EUR 523,775,000 aggregate principal amount of EUR Notes (as amended, todos los Bonistas en virtud del contrato de emisión de bonos suscrito el 12 de mayo de 2010 por, entre otros, CEMEX España, S.A., Luxembourg Branch, como emisor (el “Emisor”), en su caso CEMEX España, S.A., CEMEX, S.A.B. de C.V. (la “Sociedad”), CEMEX México, S.A. de C.V. y New Sunward Holding B.V., como garantes (los “Garantes”) y el Otorgante como trustee y agente de pagos, mediante el cual el Emisor emitió Bonos USD por un importe máximo principal agregado de 2.203.795.000 dólares estadounidenses y Bonos EUR por un

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

the “Indenture”).	importe máximo principal agregado de 523.775.000 euros (según sea modificado, el “Contrato de Emisión de Bonos”).

carry out any of the following acts, in the terms and conditions that the Attorney may deem appropriate:	realizar cualesquiera de las siguientes actuaciones, en los términos y condiciones que el Apoderado crea apropiados:

1.      Negotiate, execute, accept, amend, extend, accede or ratify one or several pledge agreements (the “Share Pledges”) over all or part of the shares (acciones) of the Spanish company CEMEX España, S.A. (Tax Identification Number A46004214, registered with the Commercial Registry of Madrid, in volume 9,743 and 9,744, sheet 1 to 166, section 8, page no. M-l56542), whereby one or more share pledges are created to secure inter alia the full and punctual performance of all or part of the obligations assumed by the Issuer and each of the Note Guarantors in favour of, among others, the relevant Noteholders, as well as other secured obligations assumed by the Company and its subsidiaries.

1.      Negociar, celebrar, firmar, ejecutar, ratificar, aceptar, modificar, extender, adherirse y otorgar en los términos y condiciones que el Apoderado crea convenientes la constitución de una o varias prendas (las “Prendas sobre las Acciones”) sobre todas o parte de las acciones de la sociedad española CEMEX España, S.A. (C.I.F. número A46004214 e inscrita en el Registro Mercantil de Madrid, en el Tomo 9.743, folio 9.744, hoja 1 y 166, sección 8, página M-l56542), mediante las cuales se constituyan una o varias prendas sobre acciones para garantizar el completo y puntual cumplimiento de todas o parte de las obligaciones asumidas por el Emisor y cada uno de los Garantes de Bonos en favor de, entre otros, los respectivos Bonistas, al igual que otras obligaciones garantizadas asumidas por la Sociedad y sus filiales.

2.      Execute or ratify the abovementioned documents, in a public or private document and appear before a Spanish Notary Public to grant the notarial deeds (pólizas) or public deeds (escrituras públicas) of the abovementioned documents and, in particular (without limitation), appear before a Spanishnotary public (Notario) to notarize or raise to the status of public document (elevar a documento publico) the Share Pledges, the Indenture and any other agreements, documents, notices or letters related thereto.

2.      Firmar o ratificar los anteriores documentos y contratos en documento privado o público, comparecer ante Notario Público español para intervenga en póliza o eleve a público los mencionados documentos, y, en especial (sin limitación), comparecer ante Notario para elevar a documento público las Prendas sobre las Acciones, el Contrato de Emisión de Bonos y cualquiera otros contratos, documentos o cartas relacionados o previstos en los citados contratos o documentos.

3.      Carry out whichever other actions, declarations, agreements, letters or execute whichever other public or private document the Attorney deems desirable or necessary for the validity of the documents previously mentioned, as well as (in particular without limitation) to accept the extension of the Share Pledges to any other shares of CEMEX España, S.A. that the pledgors that created the Share Pledges may hold from time to time, and to acknowledge the creation of any pledges or any other security agreement

3.      Realizar cualesquiera otros actos o declaraciones, y firmar contratos, cartas, u otorgar cualesquiera otros documentos públicos o privados que el Apoderado considere necesarios o convenientes para la validez de los documentos a los que se ha hecho referencia anteriormente y, en particular (aunque sin limitación), para aceptar la extensión de las Prendas sobre las Acciones a cualesquiera otras acciones de CEMEX España, S.A. de las que sean titulares en cada momento los pignorantes que constituyeron las

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

         granted in accordance with the preceding paragraph.

4.      Carry out whichever other actions, declarations, agreements, letters or execute whichever other public or private document the Attorney deems desirable or necessary to maintain and protect the Share Pledges or any other security interest related to the documents referred to in the preceding paragraphs.

         Prendas sobre las Acciones, y para tomar conocimiento de la constitución o extensión de cuantas prendas u otros derechos de garantía se otorguen de acuerdo con los apartados anteriores.

4.      Realizar cualesquiera otros actos o declaraciones, y firmar contratos, cartas, u otorgar cualesquiera otros documentos públicos o privados que el Apoderado considere necesarios o convenientes para conservar y proteger la validez de las Prendas sobre las Acciones o cualesquiera otros derechos de garantía se otorguen de acuerdo con los apartados anteriores.

5.      To appear before the Spanish administrative authorities and execute, in the name and on behalf of the Grantor, the necessary documents for obtaining the Spanish tax identification by filing the necessary tax forms including, but not limited to, form 036, and specifically to request the provisional and final Spanish Tax Identification Number for the Grantor.

5.      Comparecer ante las autoridades administrativas españolas y firmar, en nombre del Poderdante, cuantos documentos sean necesarios para la obtención de identificación fiscal presentando los modelos fiscales que sean necesarios incluyendo, pero sin limitación, el modelo 036, y específicamente solicitar el NIF provisional y definitivo para el Poderdante.

6.      To appear before any Spanish administrative authorities and, in particular, but not limited to, the Foreign Investments’ Registry of the Ministry of Finance and the Bank of Spain executing, delivering and filing, in the name and on behalf of the Grantor, any document, statement, payment, application or official forms (including those of a tax nature) that may be necessary or advisable in connection with the execution or compliance with the Indenture and the Share Pledges.

6.      Comparecer ante cuantas autoridades administrativas españolas y, en particular, pero sin limitación ante, el Registro de Inversiones Exteriores del Ministerio de Economía y el Banco de Espańa, otorgando, comunicando y cumplimentando, en nombre y representación del Poderdante, cuantos documentos, declaraciones, pagos, solicitudes, o impresos oficiales (incluidos los de índole fiscal) que resulten necesarios o convenientes para la celebración o cumplimiento las Prendas sobre las Acciones y el Contrato de Emisión de Bonos.

7. As a result of the authority granted in the preceding paragraphs, to agree on the terms and conditions the Attorney deems appropriate and to issue and receive any binding declarations.

7.      En el ejercicio de la autoridad conferida en los párrafos precedentes, fijar los términos y condiciones que considere apropiados y emitir y recibir todo tipo de declaraciones de voluntad y manifestaciones.

8. Grant deeds of formalization, acknowledgement, ratification, confirmation, modification or amendment of any of the	8. Otorgar escrituras o pólizas de formalización, reconocimiento, ratificación, confirmación, modificación o rectificación de cualquiera de

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

agreements, and/or public deeds referred to above.	los contratos, escrituras o pólizas referidos anteriormente.

9. To request the issue of copies of any of the aforementioned public documents.	9. Solicitar copias de las citadas pólizas o escrituras.

10.    All the powers granted herein can be exercised by the Attorney, even if this would result in the self-contracting (autocontratación) or multi-representation (multirrepresentación) or conflict of interest (conflicto de interés) figures.

10.    La totalidad de las facultades incluidas en este poder podrán ser ejercitadas por el Apoderado aun cuando en el ejercicio de las mismas incurrieran en las figuras de autocontratación multirrepresentación o conflicto de interés.

The deed and text of the present power of attorney will be interpreted exclusively according to the Spanish Language translation.	La minuta y redacción del presente poder será, en todo caso, interpretado conforme a la dicción y sentido del texto que se incluye en lengua espaflola.

This power of attorney terminates on May 12, 2011, without any further notice to be given.	El presente poder expirará el 12 de mayo de 2011, sin que sea necesario realizar ningún tipo de notificación al respecto.

The Grantor hereby undertakes to confirm and ratify, if so requested by the Attorney, each and every actions taken by the Attorney in accordance with the terms of this power of attorney.

El Poderdante se compromete a confirmar y ratificar, si es requerido para ello por el Apoderado, todas y cada una de las actuaciones realizadas por el Apoderado de conformidad con los terminos de este poder.

In New York, on May 12 2010.	En Nueva York, el 12 de mayo de 2010.

The Bank of New York Mellon

By:	/s/ Mr. Patrick Tadie
Mr. Patrick Tadie

By:	/s/ Mr. Kevin Cremin
Mr. Kevin Cremin

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO. - NOTARY PUBLIC OF MADRID]

NOTARIAL CERTIFICATE	CERTIFICADO NOTARIAL

I, Notary Public of New York hereby certify that:	Yo, Notario de Nueva York, por la presente certifico que:

I.      The Bank of New York Mellon is a corporation duly organized and existing under the laws of the State of New York, with corporate domicile at One Wall Street, New York, N.Y. 10286, U.S.A., with an I.R.S. employer identification number of 13-5160382, and with the required capacity to grant this Power of Attorney.

I.      The Bank of New York Mellon es una sociedad existente y válidamente constituida de acuerdo con las leyes del estado de Nueva York, con domicilio social en One Wall Street, New York, N.Y. 10286, (U.S.A.), con número I.R.S. 13-5160382 y con la capacidad necesaria para otorgar este poder.

II.     This Power of Attorney has been validly executed by M. Patrick Tadie and Mr. Kevin Cremin who have the required authority to grant this Power of Attorney in the name and on behalf of The Bank of New York Mellon.

II.     El presente poder ha sido válidamente emitido por D. Patrick Tadie y D. Kevin Cremin quienes tiene capacidad legal para otorgar dicho poder en nombre y representación de The Bank of New York Mellon.

III. The above is the true hand-written signature of Mr. Patrick Tadie and Mr. Kevin Cremin.	III. La anterior firma es la firma manuscrita auténtica de D. Patrick Tadie y D. Kevin Cremin.

IV. That the Grantor has the necessary authority to act in the name and on behalf of the Noteholders.	IV. El Poderdante tiene autoridad necesaria para actuar en nombre y representación de los Bonistas.

V.     The acts and transactions effected by the Attorney appointed in this Power of Attorney in the name and on behalf of The Bank of New York Mellon, within the scope of such Power of Attorney, will be acts or transactions validly effected by The Bank of New York Mellon.

V.     Los actos realizados y negocios celebrados por el Apoderado designado en este poder en nombre y representación de The Bank of New York Mellon, dentro del ámbito del presente poder, serán actos o negocios válidamente realizados o celebrados por The Bank of New York Mellon.

Executed before me, on May 12, 2010.	Firmado ante mí, el 12 de mayo de 2010.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

778808 Form 1
State of New York	}	ss.:
County of New York,

I, NORMAN GOODMAN, County Clerk and Clerk of the Supreme Court of the State of New York, in and for the County of New York, a Court of Record, having by law a seal,

DO HEREBY CERTIFY pursuant to the Executive Law of the State of New York, that

Danny Lee

whose name is subscribed to the annexed affidavit, deposition, certificate of acknowledgment or proof, was at the time of taking the same a NOTARY PUBLIC in and for the State of New York duly commissioned, sworn and qualified to act as such; that pursuant to law, a commission or a certificate of his official character, with his autograph signature has been filed in my office; that at the time of taking such proof, acknowledgment or oath, he was duly authorized to take the same; that I am well acquainted with the handwriting of such NOTARY PUBLIC or have compared the signature on the annexed instrument with his autograph signature deposited in my office, and I believe that such signature is genuine.

IN WITNESS WHEREOF, I have hereunto set my hand affixed my official seal this

MAY 12 2010
FEE PAID $3.00
County Clerk and Clerk of the Supreme Court, New York County

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

MAIL RECEIPT

RR385573637ES

SENDER: [SEAL OF RAFAEL MONJO CARRIO, NOTARY

PUBLIC.- C/Monte Esquinza, 6, 28010 Madrid]

ADDRESSEE: Wilmington Trust (London) Limited

6 Broad Street Place

City: London EC27 7JH.

968 M.S. ALFONSO

Certified Letter

Date: 17/05/2010

Weight: 66 grams

Hour: 12:57

Cost: €4,59

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

NOTICE

The loss, misplace or damage made to a certified mail gives the right to a fixed indemnization determined in accordance with the current rates, and such amount will be the limit of responsibility.

For packages containing documents and merchandises of certain value, or in the event of packages in which the sender has a special interest, other services may be used to guarantee the value of the contents, as Declared Goods, Secured Items and Express Postage with optional insurance.

Claims: The term to claim any kind of certified mail with indemnization rights is four months for deliveries within the national territory and six months for international deliveries.

For certified deliveries, against reimbursement, said term applies if the delivery was not made to the addressee. If the delivery was made, and the addressee did not pay the total amount of the postage, the service will have two years to claim the amount.

The completeness of the services implies the acceptance of the conditions for claims and indemnification.

Any questions or doubts request information.

SPAIN MAIL SERVICE

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

Mail Service: Status of Delivery

Spain Mail Service		Customer Service

Individuals Companies Virtual Office

To send Documents:	Status of Delivery

To send Packages:

Money:	STATUS OF DELIVERY

A.P.E. Delivery Number: RR385573637ES

Bancorreos	Dates	Status

Other Products	17/05/2010	Admitted

Museum	17/05/2010	In transit

Customer Service	18/05/2010	Exit from International Office

	18/05/2010	Arrival to International Destination Office

	19/05/2010	Delivered

If you want more postal information of the country of destination, please see the local postal office.

OFFICIAL TRANSLATION, David A. González Vessi, Authorized Translator from English-Spanish, Spanish-English,

Approval Number 861/2010 dated as of January 25, 2010.

[SEAL OF RAFAEL MONJO CARRIO.- NOTARY PUBLIC OF MADRID]

CERTIFICATION

The undersigned, DAVID A. GONZALEZ VESSI, Official Translator authorized by the Superior Court of the State of Nuevo Leon, further to Approval number 861/2010 issued as of January 25, 2010, HEREBY CERTIFIES THAT:

The preceding document is a true and accurate translation from the Spanish language to the English language of Public Deed Number 968 dated as of May 12, 2010 issued by Mr. Rafael Monjo Carrió, Notary Public residing in the city of Madrid, Spain. This certification is issued for any and all legal purposes.

Monterrey, N.L., as of June 8, 2010

DAVID A GONZALEZ VESSI